Exhibit 5.1

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                               New York, NY 10158
                                 (212) 687-3860

                                                August 22, 1997

Board of Directors
American International Petroleum Corporation
444 Madison Avenue, Suite 3203
New York, New York  10022

      Re:   Registration Statement on Form S-8 Relating to
            3,500,000 Options and 4,515,000 Shares of Common Stock, Par Value $.08, of American International Petroleum
            Corporation Issued or Issuable Under the Company's 1995 Stock Option Plan or Issued to Certain Employees

Ladies and Gentlemen:

      We are acting as counsel to American International Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to (a) the exercise of options granted or to be granted under the 1995 Stock Option Plan (the "Plan") of the Company to purchase an aggregate of 3,500,000 shares of the Company's common stock, par value $.08 per share (the "Common Stock"), and (b) the sale of 4,515,000 shares (the "Shares") of Common Stock, consisting of (i) 3,500,000 Shares issuable upon the exercise of options granted or to be granted under the Plan; (ii) 900,000 Shares issued to Dr. George N. Faris, Chief Executive Officer of the Company, pursuant to an agreement dated October 13, 1995 with the Company (the "Employment Agreement"); (iii) 5,000 Shares issued to Denis J. Fitzpatrick, Kenneth Durham and John Munk as a signing bonus; and (iv) 25,000 Shares issued to each of George N. Faris, Dennis Fitzpatrick, William L. Tracy, and Lorrie T. Oliver as supplemental compensation for an aggregate of 100,000 Shares.

      We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the related prospectus and reoffer prospectus, the Plan, the Employment Agreement, the corporate proceedings in connection with the issuance and registration of the Shares and such other corporate proceedings, documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon and subject to the foregoing, we are of the opinion that all of the Shares have been duly and validly authorized; the Shares already issued are duly and validly issued, fully paid and non-assessable; the Shares issuable upon exercise of options, when delivered upon payment of the exercise price therefor as specified in the option agreements executed in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.
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      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus accompanying the Registration Statement for resale of the Shares by certain selling shareholders. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /S/SNOW BECKER KRAUSS P.C.

                                                SNOW BECKER KRAUSS P.C.


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